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                                                                    EXHIBIT 3.56



                                     BYLAWS

                                       OF

                       MIDWEST SPLICING & ACTIVATION, INC.


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ARTICLE 1        OFFICES .................................................... 1
         1.1     Registered Office .......................................... 1
         1.2     Offices .................................................... 1

ARTICLE 2        CORPORATE SEAL ............................................. 1
         2.1     Corporate Seal ............................................. 1

ARTICLE 3        SHAREHOLDER(S) ............................................. 1
         3.1     Annual Meeting ............................................. 1
         3.2     Special Meetings ........................................... 1
         3.3     Quorum ..................................................... 1
         3.4     Voting ..................................................... 2
         3.5     Notice of Meeting .......................................... 2
         3.6     Proxies .................................................... 2
         3.7     Closing Transfer Books ..................................... 2
         3.8     Record Date ................................................ 2
         3.9     Presiding Officer .......................................... 3
         3.10    Conduct of Meetings of Shareholder(s) ...................... 3
         3.11    Order of Business .......................................... 3
         3.12    Inspectors of Election ..................................... 3
         3.13    Informal Action by Shareholder(s) .......................... 4

ARTICLE 4        DIRECTORS .................................................. 4
         4.1     General Powers ............................................. 4
         4.2     Number ..................................................... 4
         4.3     Qualifications and Term of Office .......................... 4
         4.4     Quorum ..................................................... 4
         4.5     Annual Meetings ............................................ 4
         4.6     Telephonic Meetings ........................................ 5
         4.7     Special Meetings ........................................... 5
         4.8     Compensation ............................................... 5
         4.9     Salaries ................................................... 5
         4.10    Executive Committee ........................................ 5
         4.11    Vacancies .................................................. 5
         4.12    Order of Business .......................................... 5
         4.13    Informal Action by Directors ............................... 6

ARTICLE 5        OFFICERS ................................................... 6
         5.1     Number ..................................................... 6
         5.2     Election, Term of Office, and Qualifications ............... 6
         5.3     The President .............................................. 6
         5.4     Vice President ............................................. 6
         5.5     Secretary .................................................. 7
         5.6     Treasurer .................................................. 7


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
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         5.7      Assistant Officers ........................................ 7
         5.8      Officer(s) shall not Lend Corporate Credit ................ 7

ARTICLE 6         INDEMNIFICATION ........................................... 7
         6.1      Authority of the Board of Directors ....................... 7
         6.2      Standard for Indemnification .............................. 7
         6.3      No Presumptions Resulting from Termination of Actions ..... 8
         6.4      Mandatory Indemnification ................................. 8
         6.5      Determination ............................................. 8
         6.6      Advance Payment ........................................... 8
         6.7      Continuance of Indemnification ............................ 8
         6.8      Not Exclusive Remedy ...................................... 8
         6.9      Insurance ................................................. 8
         6.10     Notice of Indemnification ................................. 8

ARTICLE 7         SHARES AND THEIR TRANSFER ................................. 9
         7.1      Certificates of Stock ..................................... 9
         7.2      Facsimile Signature ....................................... 9
         7.3      Transfer of Shares ........................................ 9
         7.4      Lost Certificates ......................................... 9
         7.5      Treasury Stock ............................................ 9
         7.6      Inspection of Books by Shareholder(s) ....................  9
         7.7      Indebtedness of Shareholder(s) ........................... 10
         7.8      Transfer Agent and Registrar ............................. 10

ARTICLE 8         DIVIDENDS, SURPLUS, ETCETERA ............................. 10
         8.1      Dividends ................................................ 10
         8.2      Use of Surplus, Reserves ................................. 10

ARTICLE 9         FINANCIAL AND PROPERTY MANAGEMENT ........................ 10
         9.1      Fiscal Year .............................................. 10
         9.2      Audit of Books and Accounts .............................. 10
         9.3      Contracts ................................................ 10
         9.4      Checks ................................................... 10
         9.5      Deposit .................................................. 10
         9.6      Voting Securities Held by Corporation .................... 10

ARTICLE 10        WAIVER OF NOTICE ......................................... 11
         10.1     Requirement of Waiver in Writing ......................... 11

ARTICLE 11        AMENDMENTS ............................................... 11
         11.1     Action by Board of Directors ............................. 11


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                                    BYLAWS OF
                       MIDWEST SPLICING & ACTIVATION, INC.

                                   ARTICLE I.
                                     OFFICES

         1.1 Registered Office. The registered office of the corporation shall be 6611 East Concord Boulevard, Inver Grove Heights, Minnesota 55076. The Board of Directors shall have authority to change the registered office of the corporation from time to time, and any such change shall be registered by the Secretary with the Secretary of State of the State of Minnesota.

         1.2 Offices. The corporation may have such other offices, including its principal business office, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II.
                                 CORPORATE SEAL

         2.1 Corporate Seal. The corporate seal, if any, shall have inscribed therein the name of the corporation and the words "corporate seal", and when so directed by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by an Assistant Secretary or Assistant Treasurer.

                                  ARTICLE III.
                                 SHAREHOLDER(S)

         3.1 Annual Meeting. The annual meeting of the shareholder(s) of the corporation shall be held at the principal business office of the corporation, or at such place as is designated by the Board of Directors, or by written consent of all the shareholder(s) entitled to vote thereat, within one hundred twenty (120) days of the close of the fiscal year of the corporation, at which time the shareholder(s), voting as provided in the Articles of Incorporation, shall transact such other business as may properly come before them. In the event the annual meeting is not held or Directors are not elected thereat, the President/Secretary, upon demand of any shareholder(s), shall call a special meeting of the shareholder(s) for such purpose.

         3.2 Special Meetings. Special meetings of the shareholder(s) shall be called by the Secretary at any time upon request of the President, a Vice President acting in the capacity of the President, or a majority of the members of the Board of Directors, or upon a written request of shareholder(s) holding ten percent (10%) or more of the capital stock entitled to vote. Notice shall be given in accordance with the provisions of Section 3.5 hereof.

         3.3 Quorum. The holders of fifty percent (50%) of the outstanding shares entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business. The shareholder(s) present at a duly called or held meeting, at which a quorum of the shareholder(s) is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholder(s) to leave less than a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice or other announcement, until the requisite number of voting shares shall be represented; any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned.


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         3.4 Voting. At each meeting of the shareholder(s), every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation. Upon the demand of any shareholder, the vote for Director, or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required or permitted by statute, the Articles of Incorporation, these By-Laws, or by agreement approved by a majority of all shareholders.

         3.5 Notice of Meeting. There shall be mailed to each shareholder shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of the annual meeting or any special meeting, which notice shall be mailed at least seven (7) days prior thereto. Every notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call. Nevertheless, notice of any meeting of shareholder(s) shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy. Notice thereof may be waived in writing either before, at, or after such meeting.

         3.6 Proxies. At all meetings of shareholder(s), a shareholder may note by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         3.7 Closing Transfer Books. The Board of Directors may close the stock transfer books for a period of time not exceeding forty (40) days preceding the date of any meeting of shareholder(s), payment of dividends, allotment of rights, change, conversion, or exchange of capital stock or the date of obtaining consent of shareholder(s) for any purpose.

         3.8 Record Date. In lieu of closing the stock record books, the Board of Directors may fix, in advance, a date not exceeding forty (40) days preceding the date of any of the aforesaid events, as a record date for the determination of shareholder(s) entitled to notice of and to vote at any such meeting an any adjournment thereof, or to receive any such dividend or allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of capital stock or to give such consent, and in such case, only such shareholder(s) on the record date so fixed shall be entitled to notice of and to vote at such meeting an any adjournment thereof, or to receive such dividend or allotment or rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date so fixed. If the stock transfer books are not closed and no record date is fixed for such determination of the shareholder(s) of record, the date on which notice of the meeting is mailed, or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion, or exchange of capital stock or to give such consent, as the case may be, shall be the record date for such determination of shareholder(s). A determination of shareholder(s) entitled to vote shall apply to any adjournment of such meeting, except when the date of determination or the closing of the stock transfer book exceed forty (40) days preceding such adjourned meeting, in which event, a new meeting must be called.


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         3.9 Presiding Officer. The appropriate officer(s) of the corporation shall preside over all meetings of the shareholder(s); provided, however, that in the absence of an appropriate corporate officer at any meeting of the shareholder(s), the meeting shall choose any person present to act as presiding officer of the meeting.

         3.10 Conduct of Meetings of Shareholder(s). Subject to the following, meetings of shareholder(s) generally shall follow accepted rules of parliamentary procedure:

               1. The Chairperson of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the Chairperson. If the Chairperson, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholder(s) or part thereof, the Chairperson shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

               2. If disorder should arise which prevents continuation of the legitimate business of the meeting, the Chairperson may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

               3. The Chairperson may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

               4. A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy and seconded by an individual who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

         3.11 Order of Business. The suggested order of business at the annual meeting of shareholder(s), and so far as possible at all other meetings of the shareholder(s), shall be:

               1.   Calling of roll.

               2.   Proof of due notice of meeting, or unanimous waiver.

               3.   Reading and disposal of any unapproved minutes.

               4.   Annual reports of all officers and committees.

               5.   Election of Directors.

               6.   Unfinished business.

               7.   New business.

               8.   Adjournment.

         3.12 Inspectors of Election. The Board of Directors, in advance of any meeting of shareholder(s), may appoint inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the officer or person acting as Chairperson of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment.


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In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as Chairperson. The inspectors of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive notes, ballots, assents, or consent, hear and determine all challenges and questions in any way arising, and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholder(s).

                  No inspector, whether appointed by the Board of Directors or by the officer or person acting as Chairperson, need be a shareholder.

         3.13 Informal Action by Shareholder(s). Any action required to be taken at a meeting of the shareholder(s), or any action which may be taken at a meeting of the shareholder(s), may be taken without a meeting and notice thereof, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholder(s) entitled to vote with respect to the subject matter set forth.

                                  ARTICLE IV.
                                   DIRECTORS

         4.1 General Powers. The property, affairs, and business of the corporation shall be managed by the Board of Directors.

         4.2 Number. The number of Directors shall be one, but the number may be increased by amendment of these By-Laws, provided that the number of Directors shall never be less than one. The number of Directors may be increased or diminished by a vote of the majority of the shareholder(s) entitled to vote at any regular or special meeting, if notice of such meeting contains a statement of the proposed increase or decrease, and in case of any such increase, the shareholder(s) at such meeting shall have the power to elect such additional Directors to hold office until the next annual meeting of the shareholder(s), and until their successors are elected and qualified.

         4.3 Qualifications and Term of Office. Directors need not be shareholder(s) or residents of the State of Minnesota. Directors shall be elected by the shareholder(s) at the annual meeting for a term of one (1) year. Each of the Directors of the corporation shall hold office until the annual meeting next following or closely coinciding with the expiration of his term or office and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as provided by statute.

         4.4 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining Directors shall constitute a quorum for the conduct of business. If less than a quorum is present at any meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         4.5 Annual Meetings. As soon as practical after each annual meeting of shareholder(s), the Board of Directors shall meet for the purposes of organization, choosing the officers of the corporation, and for the transaction of other business at the place where the shareholder(s) meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of


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such meeting need be given. Such first meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings or in a consent and waiver of notice signed by all the Directors.

         4.6 Telephonic Meetings. Any member or members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

         4.7 Special Meetings. Special meetings of the Board of Directors may be held at such time and place and may from time to time be designated in the notice or waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the President, or by any two Directors. Unless notice shall be waived by all Directors entitled to notice, notice of the special meeting shall be given by the Secretary, who shall give at least forty-eight
(48) hours notice thereof to each Director by mail, telegraph, telephone, or in person; provided, however, that meetings may be held without waiver of notice from or giving notice to any Director while he is in the Armed Forces of the United States. Each Director, by his attendance and his participation in the action taken at any Director's meeting, shall be deemed to have waived notice of such meeting.

         4.8 Compensation. Directors and any members of any committee of the corporation contemplated by these By-Laws or otherwise provided for by resolution of the Board of Directors, shall receive such compensation therefore as may be determined from time to time by resolution of the Board of Directors. Nothing therein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving proper compensation therefor.

         4.9 Salaries. Salaries and other compensation of all officers and employees of the corporation shall be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any officer from serving the corporation as a Director, consultant, or in any other capacity and receiving proper compensation therefore. In the event that any authority, such as the Internal Revenue Service, determines (and such determination is ultimately accepted) that any compensation paid to a Director, officer, or employee of the corporation is excessive and disallows the corporate deduction therefor, the recipient of the amounts so determined to be excessive shall repay the corporation said amount.

         4.10 Executive Committee. The Board of Directors may, be unanimous affirmative action of the entire Board, designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Any such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

         4.11 Vacancies. Any vacancy in the Board of Directors shall be filled by the remaining Directors of the Board, though less than a quorum, and each person so elected shall be a Director until his successor is elected by the shareholder(s), who may make such election at their next annual meeting or any meeting duly called for that purpose.

         4.12 Order of Business. The meeting shall be conducted in accordance with Robert's Rules of Order, Revised, and the suggested order of business at any meeting of the Directors shall be:


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               1.   Roll call.

               2. Proof of due notice of meeting, or unanimous consent, or unanimous presence and declaration by President.

               3.   Reading and disposal of any unapproved minutes.

               4.   Reports of officers and committees.

               5.   Election of officers.

               6.   Unfinished business.

               7.   New business.

               8.   Adjournment.

         4.13 Informal Action by Directors. Any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting and notice thereof, if a consent in writing setting forth the action so taken shall be signed by all of the Directors entitled to vote with respect to the subject matter set forth.

                                   ARTICLE V.
                                    OFFICERS

         5.1 Number. The officers of the corporation shall include a President and Secretary, and may include such other officers as may from time to time be chosen by the Board of Directors. Any two offices, except those of President and Vice President, may be held by one person.

         5.2 Election, Term of Office, and Qualifications. At any annual meeting of the Board of Directors, the Board shall elect from their number a President, and shall, within or without their number, elect a Secretary; and may, in addition, from within or without their number, elect one or more Vice Presidents and such other officers and assistant officers as may be deemed advisable. Such officers shall hold office until the next annual meeting or until their successors are elected and qualified, provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.

         5.3 The President. The President shall have general, active management of the business of the corporation. He shall preside at all meetings of the shareholder(s) and he shall preside at all meetings of the Board of Directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions are carried into effect. He shall be ex officio a member of all standing committees. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, as may be prescribed from time to time by the Board of Directors; and in general, shall perform all duties usually incident to the office of President, and in general, shall perform such other duties as may from time to time be assigned to her by the Board.

         5.4 Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these By-Laws or prescribed by the Board of Directors. In the event of absence or disability of the President, a Vice President shall succeed to her powers and duties in the order in which they are elected or as otherwise prescribed by the Board of Directors. A Vice President who is not a Director shall not succeed to the office of President.


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         5.5 Secretary. The Secretary shall be Secretary of and shall attend all meetings of the shareholder(s) and Board of Directors. He shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholder(s) and Directors. He shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and shall attest the seal by her signature. He shall, with the President or any Vice President, acknowledge all certificates for shares of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

         5.6 Treasurer. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies, drafts, and checks in the name and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time. He shall disburse the funds of the corporation as authorized by the Board of Directors. He shall render to the President and the Board of Directors, whenever required, an account of all of her transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

         5.7 Assistant Officers. In the event of absence or disability of any Vice President, Secretary or Treasurer, such assistants to such officers shall succeed to the powers and duties of the absent officer in the order in which they are elected or as otherwise prescribed by the Board of Directors, until such principal officer shall resume her duties or a replacement is elected by the Board of Directors. Such assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors, but they shall be subordinate to the principal officer(s) they are designated to assist.

         5.8 Officer(s) Shall Not Lend Corporate Credit. Except for the proper use of the corporation, no officer(s) of this corporation shall sign or endorse, in the name of or on behalf of this corporation, or in her official capacity any obligations for the accommodation of any other party or parties, nor shall any check, note, bond, stock certificate, or other security or thing of value belonging to this company be used by any officer or Director as collateral for any obligation other than valid obligations of this corporation.

                                  ARTICLE VI.
                                INDEMNIFICATION

         6.1 Authority of the Board of Directors. The corporation, acting through its Board of Directors, or as otherwise provided in this By-Law, shall exercise, as fully as may be permitted from time to time by the statutes and decisional law of the State of Minnesota, or by any other applicable rules or principles of law, its power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amount paid in settlement actually and reasonably incurred by her in connection with such action, suit, or proceeding.

         6.2 Standard for Indemnification. Any person described in Section 6.1 may be indemnified by the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.


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
         6.3 No Presumptions Resulting from Termination of Actions. The determination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation; and, with respect to any criminal action or proceeding, have reasonable cause to believe that her conduct was unlawful.

         6.4 Mandatory Indemnification. To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this By-Law, or in defense of any claim, issue, or matter within this By-Law, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by her in connection therewith.

         6.5 Determination. Any indemnification under Section 6.1, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, in a quorum of disinterested Directors as directed by independent legal counsel in a written opinion, or (3) by the stockholders.

         6.6 Advance Payment. The expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the manner provided in Section 6.5 upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in the By-Law.

         6.7 Continuance of Indemnification. The indemnification provided by this By-Law shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         6.8 Not Exclusive Remedy. The indemnification provided by this By-Law shall not exclude any other right to which an officer may be entitled under any agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in her official capacity and as to action in another capacity, while holding such office, and shall not imply that the corporation may not provide lawful indemnification not expressly provided for in this By-Law. Nothing contained in this By-Law shall effect any rights to indemnification to which corporate personnel other than Directors and officers may be entitled by contract or otherwise under law.

         6.9 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against her and incurred by her in any such capacity, provided that no indemnification shall be made under any policy of insurance for any act which could not be indemnified by the corporation under this By-Law.

         6.10 Notice of Indemnification. If, under this By-Law, any expenses or other amounts are paid by way of indemnification, otherwise than by Court order or action by the shareholder(s), the corporation shall, not later than the next annual meeting of shareholder(s), unless such


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meeting is held within three (3) month from the date of such payment, mail to its shareholder(s) of record at the time entitled to vote for the election Directors, a statement specifying the person paid, the amounts paid, and the nature and status of the litigation or threatened litigation at the time of such payment.

                                  ARTICLE VII.
                            SHARES AND THEIR TRANSFER

         7.1 Certificates of Stock. Every owner of stock of the corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribed, certifying the number of shares of stock of the corporation owned by her. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the President and by the Secretary, or by the Secretary, or by any other proper officer of the corporation authorized by the Board of Directors. A record shall be kept of the name of the person, firm, or corporation owning the stock represented by each such certificate; the number of shares represented by such certificate; and the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no other certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7.5 of this ARTICLE 7.

         7.2 Facsimile Signature. Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the President and Secretary or other proper officer of the corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of such officer. The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

         7.3 Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate or by the shareholder's legal representative or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation, provided that when any transfer of shares shall be made as collateral security and not absolutely, such facts, if known to the Secretary of the corporation, or to the transfer agent, shall be so expressed in the entry of transfer.

         7.4 Lost Certificates. Any shareholder(s) claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in an amount determined by the Board of Directors, not exceeding double the value of the stock represented by such certificate, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

         7.5 Treasury Stock. Treasury stock shall be held by the corporation subject to disposal by the Board of Directors in accordance with the Articles and these By-Laws and shall not have voting rights nor participate in dividends.

         7.6 Inspection of Books by Shareholder(s). Shareholder(s) shall be permitted to inspect the books of the corporation, including the stock record books, at all reasonable times.


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         7.7 Indebtedness of Shareholder(s). The corporation shall have a first lien on all the shares of its capital stock and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

         7.8 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerk and may require all certificates for shares to bear the signature or signatures of any of them.

                                  ARTICLE VIII.
                          DIVIDENDS, SURPLUS, ETCETERA

         8.1 Dividends. Subject to the provisions of the Articles of Incorporation, and of these By-Laws, the Board of Directors may declare dividends from the net profits or net assets of the corporation available for dividends whenever, and in such amounts as, in its opinion, the condition and the affairs of the corporation shall render it advisable.

         8.2 Use of Surplus, Reserves. Subject to the provisions of the Articles of Incorporation, and of these By-Laws, the Board of Directors, in its discretion, may use and apply any of the net profits or net assets of the corporation available for such purpose in purchasing or acquiring any of the shares of the capital stock of this corporation in accordance with law, or any of its bonds, debentures, notes, scrip, or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the corporation or for any other purpose it may think conducive to the best interest of the corporation.

                                   ARTICLE IX.
                        FINANCIAL AND PROPERTY MANAGEMENT

         9.1 Fiscal Year. The fiscal year of the corporation shall be set by the Board of Directors.

         9.2 Audit of Books and Accounts. The books and accounts of the corporation shall be audited at such times as may be ordered by the Board of Directors.

         9.3 Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         9.4 Checks. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the Treasurer or such other officers or officers, agent, or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         9.5 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

         9.6 Voting Securities Held by Corporation. The President or other agent designated by the Board of Directors shall have full power and authority on behalf of the corporation to attend, act, and vote at any meeting of security holders of other corporations in which this corporation may hold securities. At such meeting, the President, or such other agent, shall possess and


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exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

                                   ARTICLE X.
                                WAIVER OF NOTICE

         10.1 Requirement of Waiver in Writing. Whenever any notice whatever is required to be given by these By-Laws or the Articles of Incorporation of the corporation or any of the corporate laws of the State of Minnesota, a waiver thereof, in writing, signed by the person or persons entitled to said notice, either before, at, or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE XI.
                                   AMENDMENTS

         11.1 Action by Board of Directors. The Board of Directors of the corporation is expressly authorized to make By-Laws of the corporation and from time to time alter or repeal By-Laws so made. In so acting, the Board of Directors may do so only upon vote of a majority of the entire Board of Directors then in office, at any meeting, provided that notice of such proposal of amendment shall have been given to the Directors in the notice of such meeting. Such authority in the Board of Directors is subject to the powers of the voting shareholder(s) to enact, change, or repeal such By-Laws by majority vote of the shareholder(s) present and represented at any annual meeting or at any special meeting called for that purpose, and the Board of Directors shall not make or alter any By-Laws fixing the number, qualifications, or term of office of members of the Board.

     THE UNDERSIGNED SECRETARY hereby certifies that the foregoing By-Laws were adopted as the complete By-Laws of the corporation by Organizational Resolutions of the Board of Directors dated January 6, 1995.




                                     ------------------------------------
                                     David W. Janssen
                                     President/Secretary


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exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

                                   ARTICLE X.
                                WAIVER OF NOTICE

         10.1 Requirement of Waiver in Writing. Whenever any notice whatever is required to be given by these By-Laws or the Articles of Incorporation of the corporation or any of the corporate laws of the State of Minnesota, a waiver thereof, in writing, signed by the person or persons entitled to said notice, either before, at, or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE XI.
                                   AMENDMENTS

         11.1 Action by Board of Directors. The Board of Directors of the corporation is expressly authorized to make By-Laws of the corporation and from time to time alter or repeal By-Laws so made. In so acting, the Board of Directors may do so only upon vote of a majority of the entire Board of Directors then in office, at any meeting, provided that notice of such proposal of amendment shall have been given to the Directors in the notice of such meeting. Such authority in the Board of Directors is subject to the powers of the voting shareholder(s) to enact, change, or repeal such By-Laws by majority vote of the shareholder(s) present and represented at any annual meeting or at any special meeting called for that purpose, and the Board of Directors shall not make or alter any By-Laws fixing the number, qualifications, or term of office of members of the Board.

     THE UNDERSIGNED SECRETARY hereby certifies that the foregoing By-Laws were adopted as the complete By-Laws of the corporation by Organizational Resolutions of the Board of Directors dated January 6, 1995.


                                     /S/ DAVID W. JANSSEN
                                     --------------------------------
                                     David W. Janssen
                                     President/Secretary


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